UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PREMIER EXHIBITIONS, INC.

NOTICE OF THE POSTPONED ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 30, 2008

On June 24, 2008, we mailed proxy material for the annual meeting of shareholders of Premier Exhibitions, Inc., which was originally scheduled for August 6, 2008. On July 18, 2008, we announced that the board of directors had decided to postpone the annual meeting of shareholders in response to certain requests made by Sellers Capital LLC, our largest shareholder. At Sellers Capital LLC’s request, on July 23, 2008 the board of directors agreed to increase the size of our board of directors to eleven and appoint two persons designated by Sellers Capital LLC, Mark A. Hugh Sam and Mark A. Sellers, as directors. On August 21, 2008 we dismissed Kempisty & Company Certified Public Accountants, P.C. as our independent registered accounting firm and appointed Cherry, Bekaert & Holland, L.L.P. as our new independent registered accounting firm. The board of directors has also decided to forego efforts at this time to change our domicile from Florida to Delaware. The enclosed proxy materials are for our rescheduled annual meeting of shareholders, which will take place on October 30, 2008.

If you have previously returned an executed proxy card to us, you will need to mark, sign, date, and return the enclosed proxy card in order to have your vote cast by proxy at the annual meeting. Proxy cards from the previous mailing are void and those that were previously returned to us will not be counted.

The postponed annual meeting of shareholders of Premier Exhibitions, Inc. will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Thursday, October 30, 2008 at 8:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect seven directors;

•	to ratify the selection of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009; and

•	to transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on September 9, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

By Order of the Board of Directors

Arnie Geller

Chairman, President and Chief Executive Officer

Atlanta, Georgia

September 29, 2008

EXPLANATORY NOTE

This definitive proxy statement is amended to revise: (1) the date of our annual meeting of shareholders to October 30, 2008; (2) the date of the notice of the annual meeting of shareholders to September 29, 2008; (3) the date on which we expect to mail the proxy statement to September 29, 2008; (4) the record date to September 9, 2008; (5) the first proposal to decrease the number of directors standing for election to seven, to include Mr. Hugh Sam and Mr. Sellers, who were appointed to the board of directors since we mailed our previous proxy statement; (6) the first proposal to remove Mr. Eskowitz, Mr. Goodman, Mr. Miller and Mr. Yaffe from the directors standing for election, as such persons are not presently serving as directors; and (7) the third proposal to change our independent registered accounting firm to Cherry, Bekaert & Holland, L.L.P. This definitive proxy statement is also amended to remove the second proposal to change our domicile to Delaware.

PREMIER EXHIBITIONS, INC.

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Premier Exhibitions, Inc. (“we,” “us” or “our”), a Florida corporation, for use at the 2008 annual meeting of shareholders to be held on Thursday, October 30, 2008 at 8:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of the 2008 annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326.

Principal Executive Offices

Our principal executive offices are located at 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, and our telephone number is (404) 842-2600.

Mailing date

These proxy solicitation materials are first being mailed by us on or about September 29, 2008 to all shareholders entitled to vote at the annual meeting.

Record Date; Outstanding Shares

Shareholders of record at the close of business on September 9, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.0001 par value per share. As of the record date, 30,349,781 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies. We bore all of the costs associated with the initial proxy statement. Sellers Capital LLC will bear all of the costs, up to $100,000, associated with this amended proxy statement. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and regular employees, none of whom will receive additional compensation for doing so.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (i) your beneficial ownership of the shares; and (ii) that the broker, bank or other nominee is not voting the shares at the meeting.

Proxy Cards and Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date.

If you have previously returned an executed proxy card to us, you will need to mark, sign, date, and return the enclosed proxy card in order to have your vote cast by proxy at the annual meeting. Proxy cards from the previous mailing are void and those that were previously returned to us will not be counted.

If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the board of directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the seven nominees for election as director; and

•	FOR the ratification of the selection of Cherry, Bekaert & Holland, L.L.P., as our independent registered public accounting firm for our fiscal year ending February 28, 2009.

The shares represented by the enclosed proxy may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. The selection of Cherry, Bekaert & Holland, L.L.P., is being presented to our shareholders for ratification. Our audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Abstentions are counted for the purpose of establishing a quorum and will be counted as votes cast at the meeting, but will not be counted as votes cast “for” or “against” any given proposal. Because abstentions are considered to be shares present at the meeting, but are not counted as a vote “for” a given proposal, they will have the effect of a vote cast “against” such proposal (other than the election of directors).

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients, who are the beneficial owners of such shares, brokers normally have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters. Broker non-votes occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

For routine matters, with respect to uninstructed shares, a broker may submit a proxy card and vote on the routine matters. For non-routine matters, broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining whether a proposal has been approved. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2008 annual report to shareholders, which includes our annual report on Form 10-K for our fiscal year ended February 29, 2008, referred to as fiscal year 2008, as filed with the Securities and Exchange Commission. This report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K by:

•	accessing our internet website located at www.prxi.com;

•	writing to us at: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary; or

•	telephoning us at (404) 842-2600.

You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR (PROPOSAL ONE), AND “FOR” THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT PUBLIC ACCOUNTING FIRM (PROPOSAL TWO).

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors at the Annual Meeting

Seven directors are proposed to be elected at the annual meeting to serve until our 2009 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.

The board of directors has nominated each of Douglas Banker, N. Nick Cretan, Arnie Geller, Harold W. Ingalls, Alan B. Reed, Mark A. Hugh Sam and Mark A. Sellers to serve as our directors. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

Any vacancy existing between shareholders’ meetings, including vacancies resulting from an increase in the number of directors or the resignation or removal of a director, may be filled by the board of directors. A director elected to fill a vacancy shall hold office until our next annual meeting of shareholders.

The board of directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine. Moreover, if a director resigns or a nominee informs the board of directors that he will not serve as a director before the proxies are voted, the persons named in the enclosed proxy may vote for the election of all of the remaining director nominees.

Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted FOR the election of all seven director nominees.

Name and Background	Director Since

Douglas Banker, age 56, has served as a director of ours since August 2000. Mr. Banker’s more than 30 years of experience in the entertainment industry includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker is currently vice president of McGhee Entertainment, a successful artist management company with offices in Los Angeles and Nashville. McGhee has managed and marketed the careers of many successful recording artists including Bon Jovi, Motley Crue, Scorpions, KISS, Hootie & The Blowfish, Ted Nugent, Slipknot, Asian pop-star Tata Young and country music stars Jo Dee Messina and Chris Cagle. Mr. Banker also served as president of the board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.

2000

N. Nick Cretan, age 73, has served as a director of ours since April 2000. Mr. Cretan has more than 30 years of management experience, including as chief operating officer of the non-profit Maritime Association of the Port of New York and New Jersey, which is a trade association to develop and promote the Port of New York and New Jersey. Mr. Cretan held this position until he retired in 2004. Previously, he served as deputy director of the San Francisco Marine Exchange, as staff assistant at the National Federation of Independent Business and as executive director of the American Merchant Marine Memorial Foundation. He also serves as president of Friends of the Statue of Liberty, Ellis Island Foundation, president of Friends of Gateway National Parks Foundation and trustee of the United Seamen’s Service.

2000

Arnie Geller, age 67, has served as a director of ours since May 1999. Mr. Geller served as our president from May 1993 to May 1995, and he was reappointed as our president in November 1999. He served in that capacity and as chief executive officer through September 2007 when he relinquished such titles to become our executive chair. Mr. Geller served as our executive chair between September 2007 and March 2008. In March 2008, he became our non-executive chairman of the board. In August 2008, Mr. Geller was re-appointed to the officer positions of chairman, president and chief executive officer. Prior to 1993, for approximately 27 years, Mr. Geller had principally been engaged in various executive capacities in the recording industry.

1999

Name and Background	Director Since

Harold W. Ingalls, age 61, was appointed to our board of directors in August 2008 to fill an existing vacancy. Mr. Ingalls has served as our chief financial officer since February 2008. Prior to joining us and since October 2007, Mr. Ingalls was a partner at the Atlanta, Georgia office of Genstar Capital Partnership, a private equity firm, where he was responsible for identifying investment opportunities. Prior to joining Genstar, and between August 2006 and October 2007, Mr. Ingalls was the vice president and chief financial officer of CardioMEMS, Inc., which specializes in proprietary wireless sensing and communication technology for the human body. From October 2001 to July 2006, Mr. Ingalls was the vice president of finance and chief financial officer of Serologicals Corporation, a developer of consumable biological products.

2008

Alan B. Reed, age 51, has served as a director of ours since February 2006. He is the founder of Reed Financial Corporation, a firm he created in 2002 to provide accounting and business advisory services. From 1983 to 2002, Mr. Reed was president of Alan B. Reed, CPA, P.C., an accounting firm specializing in the entertainment industry. From 1983 to 1993, Mr. Reed was president of Personal Business Management Services, Inc., a company that managed federally insured credit unions. Mr. Reed worked as a senior accountant with the firm of Zeiderman & Edelstein, P.C. in New York City from 1980 to 1982. From 1979 to 1980, Mr. Reed was a junior accountant with the entertainment accounting firm of Gelfand Bresslauer Rennert & Feldman in New York City.

2006

Mark A. Hugh Sam, age 43, has since 2005 been a partner and Director of Research for Sellers Capital LLC, an investment management firm. Sellers Capital LLC manages Sellers Capital Master Fund, Ltd., a hedge fund that is our largest shareholder. From 2003 to 2005, Mr. Hugh Sam was a research analyst for Morningstar, Inc., a provider of investment research. Mr. Hugh Sam is a member of the Canadian Institute of Chartered Accountants and is a Certified Financial Analyst.	2008

Mark A. Sellers, age 40, has since 2005 been the founder and managing member of Sellers Capital LLC, an investment management firm. Sellers Capital LLC manages Sellers Capital Master Fund, Ltd., a hedge fund that is our largest shareholder. Prior to founding Sellers Capital LLC, Mr. Sellers was the Lead Equity Strategist for Morningstar, Inc., a provider of investment research.	2008

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR”

THE ELECTION TO THE BOARD OF EACH OF THE ABOVE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for our fiscal year ending February 28, 2009, referred to as fiscal year 2009. This selection will be presented to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve of our selection of Cherry, Bekaert & Holland, L.L.P. then the audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

The board of directors unanimously recommends a vote FOR the proposal to ratify the selection of Cherry, Bekaert & Holland, L.L.P. to serve as our independent registered public accounting firm. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

Cherry, Bekaert & Holland, L.L.P. has advised us that it will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Kempisty & Company, Certified Public Accountants, P.C., referred to as Kempisty & Company, served as our independent registered public accounting firm in connection with the audit of our financial statements for our fiscal years ended February 29, 2008 and February 28, 2007, referred to as fiscal year 2008 and fiscal year 2007, respectively. Kempisty & Company has advised us that it will not have a representative present at the annual meeting.

On August 21, 2008, with the approval of our audit committee, we dismissed our independent registered public accountants, Kempisty & Company, and subsequently engaged Cherry, Bekaert & Holland, L.L.P. as our new independent registered public accountants for fiscal year 2009. The reports of Kempisty & Company on our consolidated financial statements for each of fiscal year 2007 and fiscal year 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal year 2008 and fiscal year 2007, and the subsequent interim period through August 21, 2008, there were no disagreements between us and Kempisty & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kempisty & Company, would have caused Kempisty & Company to make reference to the subject matter of any such disagreements in connection with their reports on our financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within fiscal year 2007, fiscal year 2008 or the subsequent interim period through August 21, 2008 preceding our determination not to renew the engagement of Kempisty & Company.

During fiscal year 2007 and fiscal year 2008, we did not consult with Cherry, Bekaert & Holland, L.L.P. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events required by applicable securities laws.

Fees Paid to Kempisty & Company, Certified Public Accountants, P.C.

We paid the following fees to Kempisty & Company for fiscal year 2008 and for fiscal year 2007:

	Fiscal Year 2008	Fiscal Year 2007
Audit fees	$107,551	$113,026
Audit-related fees	$64,521	0
Tax fees	$45,185	0
All other fees	0	0

Total	$217,257	$113,026

Audit fees for each of fiscal year 2008 and fiscal year 2007 included fees associated with audits of our financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and reviews of our registration statements filed with the Securities and Exchange Commission. Audit fees for each of fiscal year 2008 and fiscal year 2007 also included fees associated with audits of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002). The tax fees listed above consist of fees paid to our principal accounting firm for tax compliance work and tax advice.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of our independent registered public accounting firm for any non-audit accounting and tax services to be performed for us is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002 and the audit committee’s charter, the audit committee is responsible for the engagement of our independent registered public accounting firm and for pre-approving all audit and non-audit services provided by our independent registered public accounting firm that are not prohibited by law.

The audit committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The audit committee has delegated pre-approval authority to the chairman of the audit committee, subject to reporting any such approvals at the next audit committee meeting. The audit committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval.

The pre-approval requirements are not applicable with respect to the provision of de minimis non-audit services that are approved in accordance with the Securities Exchange Act of 1934, as amended, and our audit committee’s charter.

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE1

The audit committee is currently comprised of Mr. Reed (chairman), Mr. Banker and Mr. Cretan, each of whom is independent in accordance with the listing standards of The Nasdaq Stock Market. The duties and responsibilities of the audit committee are set forth in the audit committee’s charter, as adopted by the board of directors in April 2006.

The audit committee oversees the financial reporting process for Premier Exhibitions, Inc. (the “Company”) on behalf of the board of directors, and has other duties and functions as described in its charter.

Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The audit committee has:

•	reviewed and discussed the Company’s audited financial statements for fiscal year 2008 with management and the independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s independent registered public accounting firm its independence.

When evaluating Kempisty & Company’s and Cherry, Bekaert & Holland, L.L.P.’s independence, the audit committee discussed with Kempisty & Company and Cherry, Bekaert & Holland, L.L.P. any relationships that may impact such firm’s objectivity and independence. The audit committee has also considered whether the provision of non-audit services by Kempisty & Company is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Kempisty & Company’s and Cherry, Bekaert & Holland, L.L.P.’s independence from the Company and its management.

The audit committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended February 29, 2008 for filing with the Securities and

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Exchange Commission. The audit committee has also selected the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009 and has submitted such selection for ratification by the Company’s shareholders at the annual meeting.

Audit Committee:

Alan B. Reed, Chairman

Douglas Banker

N. Nick Cretan

CORPORATE GOVERNANCE

Board Meetings

During fiscal year 2008, our board of directors held a total of 12 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board of directors on which he served (during the periods that he served).

Our board of directors has affirmatively determined that Mr. Banker, Mr. Cretan, Mr. Reed, Mr. Hugh Sam and Mr. Sellers each qualifies as independent in accordance with the listing standards of The Nasdaq Stock Market.

Board Committees

The board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. The current charters of each of the audit committee, compensation committee and corporate governance and nominating committee are available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

Our audit committee was formed in April 2006. The current members of the audit committee are Mr. Reed (chairman), Mr. Banker and Mr. Cretan. Our board of directors has determined that all of the members of the audit committee are independent in accordance with the listing standards of The Nasdaq Stock Market and applicable Securities and Exchange Commission rules. Our board of directors has designated Mr. Reed, the audit committee chairman, as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. Our board of directors has determined that Mr. Reed qualifies as an “audit committee financial expert” by virtue of his career in accounting. See “Proposal One: Election of Directors,” beginning on page 4, for more information about Mr. Reed’s background and experience.

Our audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and any non-audit services to be performed by our independent registered accounting firm (subject to a de minimis exception for non-audit services that are approved by the audit committee prior to completion of the audit); directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the board of directors. The audit committee’s report relating to fiscal year 2008 appears on page 8.

The audit committee held three meetings during fiscal year 2008.

Compensation Committee

Our compensation committee was formed in April 2006. The current members of the compensation committee are Mr. Cretan (chairman), Mr. Banker and Mr. Reed. Our board of directors has determined that each of the members of our compensation committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers. Among its duties, our compensation committee determines the compensation and benefits paid to our executive officers and our chairman of the board. Our president and chief executive officer routinely consults with our compensation committee in connection with the determination of the compensation and benefits paid to our other executive officers. However, our president and chief executive officer does not participate and is not otherwise involved in the deliberations of the compensation committee with respect to his own compensation and benefits.

Our compensation committee annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of equity-based awards and establishes the number of shares and other terms applicable to such awards.

Our compensation committee also determines the compensation paid to our board of directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our non-employee directors is set forth under the heading “Director Compensation” on page 13.

In addition, our compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The compensation committee’s report relating to fiscal year 2008 appears on page 22 of this proxy statement.

Our compensation committee has the authority to delegate any of its responsibilities to subcommittees that are composed entirely of independent directors, as the chairman of the compensation committee may deem appropriate.

The compensation committee held seven meetings during fiscal year 2008.

For more information on the role of the compensation committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 16.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee was formed in April 2006. The current members of the corporate governance and nominating committee are Mr. Banker (chairman), Mr. Cretan and Mr. Reed. The board of directors has determined that each member of our corporate governance and nominating committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our corporate governance and nominating committee is charged with nominating the slate of director nominees for election to the board of directors, identifying and recommending candidates to fill vacancies on the board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the corporate governance and nominating committee periodically evaluates and assesses the performance of the board of directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the board; reviews the composition of each committee of the board and presents recommendations for committee memberships; reviews the compensation paid to non-employee directors; and reviews and recommends changes to the charter of the corporate governance and nominating committee and to the charters of other board committees.

The process to be followed by the corporate governance and nominating committee to identify and evaluate candidates includes (i) requests to board members, our president and chief executive officer, and others for recommendations, (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviews of selected candidates.

The corporate governance and nominating committee also considers recommendations for nomination to the board of directors submitted by shareholders.

Presently, our bylaws set forth the requirements for the submission of such nominations by shareholders. For a nomination to be made by a shareholder, such shareholder must have given timely notice in proper written form to us. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 45 days nor more than 60 days prior to the date of the meeting of shareholders.

To be in proper written form, a shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the following information:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by the person; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

In addition, as to the shareholder giving the notice, the notice must set forth:

•	the name and record address of such shareholder;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by such shareholder;

•

a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•

any other information relating to such shareholder that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Recommendations for nomination, together with appropriate biographical information, should be sent to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In its discretion, the corporate governance and nominating committee may waive the shareholder notice requirements discussed above. The corporate governance and nominating committee waived such shareholder notice requirements for Sellers Capital LLC’s request to have two of its nominees appointed to our board of directors.

In evaluating the suitability of candidates to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent pursuant to the listing standards of The Nasdaq Stock Market and who meet certain selection criteria established by the corporate governance and nominating committee. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The corporate governance and nominating committee held one meeting during fiscal year 2008.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address such correspondence to the board of directors or the relevant board members in care of: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, one of the committees of the board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Director Compensation

Attracting and retaining highly qualified directors is fundamental to our ability to continue to grow and improve the quality and profitability of our exhibitions and to increase shareholder value. Our compensation committee annually reviews and approves compensation for our independent directors. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board of directors.

Cash compensation

Each of our independent directors is paid a $1,000 per diem meeting fee for in-person attendance, and a $300 per diem meeting fee for telephonic attendance, at board of directors and committee meetings.

In addition, the chairman of our audit committee receives an additional $2,500 annually, and the chairman of each of our compensation committee and our corporate governance and nominating committee receives an additional $2,000 annually.

Stock compensation

It has been our historical policy to compensate each director by issuing 25,000 shares of our common stock upon appointment as a director and by issuing an option to purchase 75,000 shares of our common stock every three years (with the first such grant made upon appointment as a director) under the Amended and Restated Premier Exhibitions, Inc. 2004 Stock Option Plan, referred to as our Stock Option Plan. The purpose of the grant of such shares and options is to align the interests of our directors with those of our shareholders.

For fiscal year 2008, our compensation committee approved an enhanced equity compensation incentive program for our new directors, Jonathan F. Miller and James S. Yaffe. Upon their appointment to our board of directors, Messrs. Miller and Yaffe each received stock options to purchase 200,000 shares of our common stock at $15.82 per share, our closing price on the Nasdaq Global Market on August 31, 2007. These stock options were scheduled to vest at the rate of 40,000 shares per year over five years, subject to the re-election of Messrs. Miller and Yaffe at each annual meeting of shareholders. Since Messrs. Miller and Yaffe resigned from the board of directors before being re-elected at our 2008 annual meeting of shareholders, these stock options will not vest. Upon their appointment to our board of directors, Messrs. Miller and Yaffe also received 25,000 shares of our common stock.

Other Director Compensation

We presently reimburse each director for medical insurance. We also pay the annual premium for long-term care insurance for Messrs. Banker, Cretan and Reed. The amounts that we paid for such insurance on behalf of Messrs. Cretan, Banker and Reed during fiscal year 2008 are set forth below in the 2008 Director Summary Compensation Table in the “All Other Compensation” column.

2008 Director Summary Compensation Table

The following table shows information regarding the compensation of our independent directors for fiscal year 2008. Information about the compensation of Bruce Eskowitz, Harold W. Ingalls, Arnie Geller and Stephen Couture for their service as directors during fiscal year 2008 is included in the 2008 Summary Compensation table on page 23 and the 2008 Grants of Plan-Based Awards table on page 25.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)(2)		All Other Compensation ($)(3)	Total ($)
Douglas Banker	11,600	—		—		16,394	27,994
N. Nick Cretan	9,300	—		—		15,958	25,258
Jonathan F. Miller(4)	900	395,500	(5)	2,108,000	(6)	—	2,504,400
Alan B. Reed	10,100	—		—		41,494	51,594
James S. Yaffe(4)	1,200	395,500	(5)	2,108,000	(6)	—	2,504,700

(1)	The dollar values of these stock awards and stock option awards shown in these columns were calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, referred to as SFAS No. 123R, on the same basis as disclosed in footnote 1 to the 2008 Summary Compensation Table on page 23.

(2)	As of February 29, 2008, our independent directors had the following number of outstanding stock options: Douglas Banker — 225,000, N. Nick Cretan — 225,000, Jonathan F. Miller — 200,000, Alan B. Reed — 29,167, and James S. Yaffe — 200,000. Information about the number of outstanding stock options held as of February 29, 2008 by Bruce Eskowitz, Harold W. Ingalls, Stephen Couture and Arnie Geller is set forth in the Outstanding Equity Awards at February 29, 2008 table on page 29.

(3)	The amount shown in this column for Mr. Reed includes medical premiums of $26,706, long-term disability of $13,329 and long-term care expenses. The amount shown in this column for Mr. Cretan includes $5,176 of medical premiums and $10,782 that we paid for life insurance. The amount shown in this column for Mr. Banker includes $16,394 that we paid for medical premiums.

(4)	Messrs. Miller and Yaffe each resigned from the board of directors in August 2008.

(5)	25,000 shares of our common stock were issued to each of Messrs. Miller and Yaffe upon their appointment as directors. The dollar value of such stock award was calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 1 to the 2008 Summary Compensation Table on page 23. The aggregate grant date fair value of such awards computed in accordance with SFAS No. 123R was $395,500.

(6)	Upon their appointment to our board of directors, Messrs. Miller and Yaffe were each granted a ten year inducement stock option to purchase 200,000 shares of our common stock at an exercise price of $15.82 per share, that being the closing price of the company’s common stock on the Nasdaq Global Market on August 31, 2007. Both Messrs. Miller and Yaffe’s stock options had a vesting term of five years, subject to their re-election to the board of directors, at the rate of 40,000 on each anniversary date of their appointment as a director. Upon Messrs. Miller and Yaffe’s resignation from the board of directors in August 2008, these stock options were forfeited because they never vested in accordance with their terms (i.e., in order for such stock options to vest, Messrs. Miller and Yaffe were required to be re-elected to our board of directors at the 2008 annual meeting of shareholders). The aggregate grant date fair value of such awards computed in accordance with SFAS No. 123R was $2,108,000.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual meeting of shareholders. All of our directors attended our 2007 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2008; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, none of our executive officers served: (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

EXECUTIVE OFFICERS

We are currently served by four executive officers:

Arnie Geller, age 67, serves as our chairman, president and chief executive officer. Further information about Mr. Geller is set forth under the heading “Proposal One: Election of Directors” on page 4.

Harold W. Ingalls, age 61, has served as our chief financial officer since February 2008. Further information about Mr. Ingalls is set forth under the heading “Proposal One: Election of Directors” on page 4.

Kelli L. Kellar, age 43, has served as our chief accounting officer since September 2007. Prior to joining us and from July 2006, Ms. Kellar was director of external reporting at Mohawk Industries, Inc. Prior to her tenure at Mohawk Industries and from September 2004, Ms. Kellar was manager of SEC reporting for Caraustar Industries, Inc. Between September 2003 and 2004 she was senior manager of financial reporting and joint venture accounting for Cingular Wireless. Ms. Kellar was a senior manager of finance, sales and marketing for Noven Pharmaceuticals, Inc. between June 2001 to September 2003 and also has several years of public accounting experience with PricewaterhouseCoopers LLP, where she last served as an audit manager.

Tom Zaller, age 37, has served as our vice president of exhibitions since August 2003. Mr. Zaller has more than ten years experience in the production of exhibitions both internationally and domestically. Prior to his joining us, Mr. Zaller was vice president for production at Clear Channel International Exhibitions for two years, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for “Titanic: The Artifact Exhibition.” Prior to holding such position with Clear Channel, Mr. Zaller served in similar capacities with predecessor companies of Clear Channel.

In August 2008, Bruce Eskowitz, our former president and chief executive officer, resigned from his positions with us along with Brian Wainger, our former vice president and chief legal counsel and Robert Sirmans, our former vice president of business development and strategy.

EXECUTIVE COMPENSATION

The following section contains a description and analysis of the compensation arrangements and decisions we made for fiscal year 2008 for our executive officers named in the Summary Compensation Table that follows this section. Throughout this proxy statement, the persons who served during fiscal year 2008 as our principal executive officer, our principal financial officer and the other persons included in the 2008 Summary Compensation Table on page 23 are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Principles and Objectives

We believe that people are the most important driver of our business success and, accordingly, we view executive compensation as an important tool to attract, retain and motivate our senior business leaders. Our compensation committee’s compensation philosophy is to align closely the performance of our company with the compensation paid to our named executive officers on both an annual as well as a long-term basis. The objectives of our compensation program are to inspire our named executive officers to achieve our business objectives, to reward them for achievement, to foster teamwork and to contribute to the company’s long-term success.

Our compensation policies with respect to our named executive officers are also designed to help maximize shareholder returns over the long-term and to attract, motivate and retain executive officers who are critical to our long-term success.

Our compensation committee determines named executive officer compensation based upon:

•	each individual’s role, responsibilities and performance;

•	a review of compensation paid to executive officers in comparable positions at companies of comparable size;

•	overall corporate performance as measured against our fiscal corporate goals; and

•	the overall responsibilities of the executive officer.

As our named executive officers all have employment agreements with us, such determination is subject to the terms of each respective agreement

Role of the Compensation Committee

Our compensation committee is composed of three independent directors who assist our board of directors in fulfilling its responsibilities for establishing compensation levels and benefits for our named executive officers and our non-employee directors.

Our compensation committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. Our compensation committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, cash bonuses and equity-based awards for each of our named executive officers.

The duties and responsibilities of the compensation committee are set forth in its charter, as adopted by our board of directors in April 2006. The charter of the compensation committee is available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” We have included additional information about our compensation committee under the heading “Compensation Committee” on page 10.

Components of Compensation

The key components of our compensation program are base salary, cash bonus, stock options and restricted stock awards. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of such items is primarily driven by market compensation information.

Utilization of Outside Consultants by the Compensation Committee

Our compensation committee believes that it is beneficial to receive outside advice and assistance to meet its objectives and fulfill its responsibilities. During fiscal year 2008, our compensation committee hired the compensation consulting firm Lipis Consulting, Inc. to provide it with advice on the compensation of our named executive officers, including educating the compensation committee about the advantages and disadvantages of existing and proposed compensation programs, informing the committee about current and emerging compensation trends, and providing the committee with currently available relevant market compensation data. The compensation committee also engages consultants to advise it with respect to various compensation alternatives, provide it with relevant market compensation data and assist it in analyzing such data when making compensation decisions. Our compensation committee is reviewing the reports generated by Lipis Consulting, Inc. and anticipates using that information in its decision making process during fiscal year 2009.

Role of Named Executive Officers in Compensation Decisions

Our president and chief executive officer annually reviews the performance of the other named executive officers and presents the performance information to our compensation committee. Our compensation committee annually reviews the performance of our president and chief executive officer. The compensation committee considers such performance information in determining each element of compensation for the named executive officers.

In addition, our president and chief executive officer makes recommendations to the compensation committee with respect to the salary and equity-based compensation paid to our other named executive officers. The compensation committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our president and chief executive officer.

Our president and chief executive officer also participates in discussions regarding compensation and benefits relative to the other named executive officers, but is not present to approve recommendations with respect to his own compensation or the compensation of our other named executive officers.

Use of Benchmarking

In making compensation decisions, the compensation committee considers the compensation paid to executive officers in comparable positions at companies of comparable size. For fiscal year 2008, the compensation committee did not use a formal peer group. The compensation committee intends to utilize peer group analysis for consideration in its executive compensation decisions during fiscal year 2009 and is in the process of determining the appropriate peer groups.

The compensation committee has historically set annual base salaries and equity-based compensation for our named executive officers at levels it believes are commensurate with amounts paid to executive officers at comparable companies and in comparable lines of business.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs.

The Impact of Deductibility of Compensation. As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the compensation committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation. We account for stock-based employee compensation at the fair value of the awards on the grant date in accordance with SFAS No. 123R, which we adopted during our fiscal year ended February 28, 2005, using the modified prospective transition method. These stock-based payments include awards made under our Stock Option Plan as well as the Premier Exhibitions, Inc. 2007 Restricted Stock Plan, referred to as our Restricted Stock Plan.

Annual Base Salaries and Cash Bonus

Our compensation committee reviews base salaries for each named executive officer at least annually. For fiscal year 2008, the compensation committee set the base salaries for named executive officers based on the factors identified under the heading “Principles and Objectives” on page 16. In addition, our employment agreements with each of our named executive officers provide for the payment of a minimum annual base salary with specified minimum annual increases.

The base salary for each of our named executive officers reflects his or her position, responsibilities and contributions relative to other executives and available market data. Salaries are typically reviewed, but not necessarily changed, annually as part of our performance and compensation review process, as well as at other times to recognize a promotion or an increase in job responsibilities.

On June 18, 2007, our compensation committee finalized base salary increases in the following amounts: Arnie Geller — $250,000; Stephen Couture — $22,470 (our former chief financial officer); Tom Zaller — $50,000; Brian Wainger (our former vice president and chief legal counsel) — $17,325. Such salary increases were effective March 1, 2007. Our compensation committee authorized these base salary increases in order to retain and reward these key members of our executive leadership team. Base salaries earned by our named executive officers during fiscal year 2008 are shown in the “Salary” column of the 2008 Summary Compensation Table on page 23.

During fiscal year 2008, several new members joined our executive leadership team. On September 1, 2007, we entered into a five-year employment agreement with our former president and chief executive officer, Bruce Eskowitz. Under this agreement, we agreed to pay Mr. Eskowitz an annual salary of $625,000, subject to a cumulative increase of not less than 5% on each anniversary date of his employment agreement. On November 27, 2007, we entered into a three-year employment agreement with Kelli Kellar under which she became our chief accounting officer. Under this agreement, we agreed to pay her an annual salary of $150,000, subject to a minimum 4% annual increase. On February 20, 2008, we entered into a three-year employment agreement with Harold Ingalls, under which he became our chief financial officer. Under this agreement, we agreed to pay him an annual salary of $285,000, subject to a minimum 4% annual increase.

On April 17, 2008, we entered into a new employment agreement with our former general counsel Mr. Wainger. Under this agreement, we agreed to pay him an annual salary of $250,000, subject to a minimum 4% annual increase. On September 8, 2008, we entered into amended and restated employment agreements with Mr. Ingalls and Ms. Kellar. These agreements amended the severance payments and bonus rewards to Mr. Ingalls and Ms. Kellar. We have provided more information about our employment agreements with each of our named executive officers under the heading “Employment Agreements” on page 26.

We entered into these employment agreements with our named executive officers because we felt it necessary to pay base salaries and bonuses necessary to attract, recruit and retain the most knowledgeable and motivated executives. We believe that the salaries we offer our executives are commensurate with market salaries at comparable companies and in comparable lines of business.

From time to time, our compensation committee also considers whether to grant cash bonuses to named executive officers. On July 19, 2007, our compensation committee approved the payment of discretionary cash bonuses in the following amounts: Mr. Geller — $300,000; Mr. Couture — $53,000; Mr. Wainger — $43,500; and Mr. Zaller — $100,000. The compensation committee granted these cash bonuses based on our performance and growth during fiscal year 2007.

Additionally, pursuant to the terms of his employment agreement, Mr. Eskowitz received cash bonuses on October 15, 2007 and June 1, 2008 of $951,923 and $1,000,000 respectively.

Several of our named executive officers received cash signing bonuses and are eligible for discretionary cash bonuses. These cash signing bonuses are to induce such high-caliber leaders to join our leadership team. Ongoing discretionary cash bonuses are permitted to reward the achievement of individual and corporate goals. Ms. Kellar received a cash bonus of $33,300 upon execution of her employment agreement, and, at our discretion, may be awarded periodic bonuses of up to 60% of her base salary. Mr. Ingalls received a $25,000 cash signing bonus upon execution of his employment agreement, and, at the discretion of our compensation committee, may be awarded performance bonuses of up to 100% of his base salary.

On April 17, 2008, our compensation committee approved the payment of cash bonuses in the following amounts: Ms. Kellar — $5,000; Mr. Wainger — $50,000; Mr. Zaller — $75,000. The compensation committee granted these cash bonuses in recognition of the contributions from, and achievement of individual goals by, these named executive officers during fiscal year 2008.

On August 19, 2008, Mr. Eskowitz resigned as our president and chief executive officer and as a director. In connection with his resignation, Mr. Eskowitz entered into a separation agreement with us which provides that he forfeits all restricted stock awards and stock options previously granted to him and that he will receive monthly payments in the amount of $90,002 for a period of twelve months.

On August 19, 2008, Mr. Wainger resigned as our vice president and chief legal counsel. In connection with his resignation, Mr. Wainger entered into a seven month consulting agreement with us as well as a separation agreement. During the term of the consulting agreement, Mr. Wainger will continue to advise and provide services to us in exchange for monthly payments, each in an amount equal to his monthly base salary in effect on the date of his resignation. The separation agreement provides that Mr. Wainger will receive twelve monthly payments, each in an amount equal to his monthly base salary in effect on the date of his resignation, commencing upon the expiration of the consulting agreement.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is equity-based and is currently comprised of stock options and restricted stock awards. Such compensation is designed to align the interests of our named executive officers and other key employees with the interests of our shareholders in building shareholder value, and to drive higher multi-year performance.

Stock Option Plan Awards. Our Stock Option Plan, which was approved by our shareholders at our 2006 annual meeting, provides for the grant of stock options to our employees (including our named executive officers), our non-employee directors and our consultants.

The compensation committee may grant awards under our Stock Option Plan in the form of (i) stock options that are intended to qualify as incentive stock options (“ISOs”) under the Internal Revenue Code of 1986; or (ii) options that are not intended to be ISOs, referred to as non-qualified stock options (“NSOs”). Our non-employee directors and any consultants to whom we may issue options may only receive NSOs.

Our compensation committee, in its discretion, determines whether to award stock options to a named executive officer, and, if granted, the number of shares of our common stock subject to such award. Although not limited to such events, stock options are generally granted upon the hiring of a new executive officer, the promotion of an executive officer, the appointment of an executive officer to our board of directors, or in connection with another significant event, such as the amendment or extension of an executive officer’s employment agreement. The compensation committee also may consider the amount and value of outstanding equity awards currently held by a named executive officer when determining whether to grant additional stock options, and when determining the number of shares of our common stock subject to any such award.

An option granted under our Stock Option Plan is exercisable in accordance with such terms and conditions as may be determined by the compensation committee. The exercise price per share is determined by the compensation committee at the time of grant, and may not be less than: (i) in the case of an ISO, the fair market value; (ii) in the case of an ISO granted to a 10% or greater shareholder, 110% of the fair market value; or (iii) in the case of an NSO, not less than 55% of the fair market value on the date the option is granted. The compensation committee will determine the term of each option, but no ISO may be exercisable more than ten years from its date of grant.

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 10,000 stock options that vest over a three year period with 33 1/3% of those options vesting on each of the first, second and third anniversaries of her employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 25.

Inducement Stock Option Awards. We also may make inducement stock option awards to new employees and directors to incentivize them to grow our business and maximize shareholder value. During fiscal year 2008, we granted inducement stock options to several of our new named executive officers pursuant their employment agreements. Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 stock options that vest over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all stock options previously granted to him. Under Mr. Ingalls’s February 20, 2008 employment agreement, he received 45,000 stock options that vest over a three year period, with 33 1/3 % of those options vesting on each of the first, second and third anniversaries of his employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 25.

Restricted Stock Plan Awards. Our Restricted Stock Plan, which was approved by our shareholders at our 2007 annual meeting, provides for the grant of restricted stock awards to our employees, directors, consultants and advisors.

Our compensation committee has the authority to grant restricted stock awards to plan participants and impose conditions, restrictions and contingencies upon the awards as the compensation committee deems appropriate. The minimum restricted period applicable to awards of restricted stock is three years, but the plan permits pro rata vesting over such period. Such minimum restricted period would not apply to: (i) awards of restricted stock issued to any person newly employed by or retained to perform services for us; (ii) awards of restricted stock granted in the event of a participant’s promotion; (iii) restricted stock granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by us or with which we combine; and (iv) awards of restricted stock issued as performance awards, for which the restricted period will be a minimum of one year.

Our compensation committee, in its discretion, determines whether to award restricted stock to a named executive officer, and, if granted, the number of shares of restricted stock subject to such award. Although not limited to such events, restricted stock awards are generally granted upon the hiring of a new executive officer, the promotion of an executive officer, the appointment of an executive officer to our board of directors, or in connection with another significant event, such as the amendment or extension of an executive officer’s employment agreement. The compensation committee also may consider the amount and value of outstanding equity awards currently held by a named executive officer when determining whether to grant additional restricted stock, and when determining the number of shares of restricted stock subject to any such award.

Except as otherwise determined by our compensation committee, upon termination of employment for any reason during the applicable restriction period, all shares of restricted stock granted under our Restricted Stock Plan will be forfeited and reacquired by us.

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 20,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those restricted shares vesting on each of the first, second and third anniversaries of her employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 25.

Inducement Restricted Stock Awards. We also make inducement restricted stock awards to new employees and directors to incentivize them to grow our business and maximize shareholder value. Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 shares of restricted stock that vest over five years, with 100,000 restricted shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. Under Mr. Eskowitz’s August 2008 separation agreement, he was required to forfeit all shares of restricted stock previously granted to him. Under Mr. Ingalls February 20, 2008 employment agreement, he received 75,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those restricted shares vesting on each of the first, second and third anniversaries of his employment agreement. Additional information about such restricted stock awards is set forth in the 2008 Grants of Plan-Based Awards Table on page 25.

Perquisites and Other Personal Benefits

We also provide limited types of perquisites and other personal benefits to our named executive officers which we believe are consistent with our overall compensation program and enable us to better attract and retain superior employees for key leadership positions. Our compensation committee periodically reviews the perquisites and other benefits that we provide. Perquisites may include medical payments and medical insurance, an automobile allowance, payments for automobile insurance, a housing allowance and an office allowance.

On April 17, 2008, our compensation committee agreed to pay Mr. Eskowitz up to $10,000 per month in temporary housing and storage expenses incurred in connection with his relocation to Atlanta, Georgia. Amounts that we paid in connection with perquisites for our named executive officers during fiscal year 2008 are shown in the “All Other Compensation Column” of the 2008 Summary Compensation Table on page 23.

The previously mentioned perquisites are taxable to the individual named executive officers. We provide no tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations.

Compensation Committee Report1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended February 29, 2008 and this proxy statement.

Compensation Committee:

N. Nick Cretan, Chairman

Douglas Banker

Alan Reed

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2008 Summary Compensation Table

The table below presents information regarding the compensation of our chairman, president and chief executive officer (our principal executive officer), our former president and chief executive officer, our chief financial officer (our principal financial officer), our former vice president and chief financial officer and our next three most highly compensated executive officers for services rendered to us in all capacities for the fiscal year ended February 29, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Arnie Geller	2008	675,849	300,000	(2)	—		148,873		135,895	(3)	1,260,617
Chairman, President and Chief Executive Officer	2007	404,735	—		—		83,611		97,765		586,111

Harold W. Ingalls	2008	10,962	25,000	(4)	—		—		—		35,962
Vice President and Chief Financial Officer

Kelli L. Kellar	2008	70,288	38,300	(5)	29,476		8,277		4,907	(6)	151,248
Chief Accounting Officer

Thomas Zaller	2008	262,149	175,000	(7)	—		218,364		12,527	(8)	668,040
Vice President of Exhibitions	2007	210,000	—		—		232,282		17,744		460,026

Bruce Eskowitz	2008	312,500	951,923	(9)	988,750	(10)	658,750	(11)	99,333	(12)	3,011,256
Former President and Chief Executive Officer

Brian Wainger	2008	190,654	93,500	(13)	—		269,967		1,250	(14)	555,371
Former Vice President and Chief Legal Counsel	2007	173,250	—		—		283,885		2,996		460,131

Stephen Couture	2008	238,431	53,000	(15)	—		320,135	(16)	41,969	(17)	653,535
Former Vice President and Chief Financial Officer	2007	211,979	—		98,750		341,013		49,786		701,528

(1)	The dollar values of restricted stock awards and stock option awards presented in these columns are equal to the corresponding compensation cost determined in accordance with SFAS No. 123R, except no estimates for forfeitures have been assumed. SFAS No. 123R requires that the fair value of all share based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 6 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 28, 2007, and in Note 7 (Stock Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal year ended February 29, 2008. See the “2008 Grants of Plan-Based Awards” Table on page 25 for information on the awards made during fiscal year 2008. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)	This number includes a $300,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007.

(3)	Included in All Other Compensation for Mr. Geller for fiscal year 2008 are medical expenses of $47,288, life insurance expenses of $11,675, the cost of purchasing an automobile of $14,000, an automobile allowance of $12,000 and unused vacation pay of $44,195.

(4)	This number includes a cash signing bonus paid to Mr. Ingalls on February 20, 2008 of $25,000.

(5)	This number includes a cash signing bonus paid to Ms. Kellar on November 27, 2007 of $33,300, as well as a $5,000 discretionary cash bonus earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(6)	Included in All Other Compensation for Ms. Kellar for fiscal year 2008 are medical expenses of $4,907.

(7)	This number includes a $100,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007, and a $75,000 discretionary cash bonus earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(8)	Included in All Other Compensation for Mr. Zaller for fiscal year 2008 are medical expenses of $11,777.

(9)	This number includes a cash bonus of $951,923 paid to Mr. Eskowitz pursuant to the terms of his employment agreement on October 15, 2007.

(10)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all shares of restricted stock previously granted to him.

(11)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all options previously granted to him.

(12)	Included in All Other Compensation for Mr. Eskowitz for fiscal year 2008 are relocation expenses of $55,926, rent expenses of $38,500 and medical expenses of $4,907.

(13)	This number includes a $43,500 discretionary cash bonus authorized by our compensation committee on July 19, 2007, and a $50,000 discretionary cash bonus earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(14)	Included in All Other Compensation for Mr. Wainger for fiscal year 2008 are medical expenses of $1,250.

(15)	This number includes a $53,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007.

(16)	This number includes $90,483, the corresponding compensation cost determined in accordance with SFAS No. 123R, of stock options granted to Mr. Couture in his role as one of our directors, and $229,652, the corresponding compensation cost determined in accordance with SFAS No. 123R, of stock options granted to Mr. Couture under the terms of his employment agreement.

(17)	Included in All Other Compensation for Mr. Couture for fiscal year 2008 are payments related to an automobile allowance of $9,000, automobile insurance of $4,309, an apartment allowance of $14,000 and medical expenses of $13,928.

2008 Grants of Plan-Based Awards

The following table shows information regarding the grants of stock options and restricted stock awards during fiscal year 2008 to our named executive officers.

Name	Award Type	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Arnie Geller			—		—		—	—	—

Harold W. Ingalls	Restricted Stock	2/20/08	75,000	(2)					369,750
	Stock Option	2/20/08			45,000	(3)	4.93	5.02	149,400

Kelli L. Kellar	Restricted Stock	11/27/07	20,000	(4)					198,600
	Stock Option	11/27/07			10,000	(5)	9.93		99,300

Thomas Zaller			—		—		—	—	—

Bruce Eskowitz	Restricted Stock	9/1/07	625,000	(6)(7)					9,887,500
	Stock Option	9/1/07			625,000	(8)(9)	15.82		6,587,500

Brian Wainger			—		—		—	—	—

Stephen Couture			—		—		—	—	—

(1)	The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 7 (Stock Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 29, 2008.

(2)

Under Mr. Ingalls’ February 20, 2008 employment agreement, he received 75,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement.

(3)

Under Mr. Ingalls’ February 20, 2008 employment agreement, he received 45,000 stock options that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement. These options have an exercise price of $4.93 per share, the average of our high and low price on the NASDAQ Global Market on February 20, 2008, and a ten year term.

(4)

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 20,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(5)

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 10,000 stock options that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement. These options have an exercise price of $9.93 per share, our closing bid price on the NASDAQ Global Market on November 27, 2007, and a ten year term.

(6)	Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 shares of restricted stock that vest over five years, with 100,000 shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(7)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all shares of restricted stock previously granted to him.

(8)	Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 stock options that vest over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. These options have an exercise price of $15.82 per share, our closing price on the NASDAQ Global Market on August 31, 2007, and a ten year term.

(9)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all options previously granted to him.

Annual Base Salary as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2008 are shown in the 2008 Summary Compensation Table on page 23.

For fiscal year 2008, the salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Geller — 54%; Mr. Ingalls — 30%; Ms. Kellar — 46%; Mr. Zaller — 39%; Mr. Eskowitz — 10%; Mr. Wainger — 34%; and Mr. Couture — 36%.

Employment Agreements

During fiscal year 2008, we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with each of our named executive officers.

Arnie Geller. Our employment agreement with Mr. Geller, as amended, provides for him to receive an annual base salary of $672,131 with minimum 5% annual increases, and expires on February 4, 2011.

Mr. Geller’s employment agreement provides that he can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Geller are to be valued at 50% of the closing price on the date of the election.

Mr. Geller’s employment agreement also provides for an automobile allowance up to $1,000 per month plus automobile insurance. Under his employment agreement, Mr. Geller may elect to carry over unused vacation time to the next calendar year to be used in the next year or to receive a pro rata portion of his base salary corresponding to the year in which the vacation days vested.

In addition, pursuant to his employment agreement, all stock options granted to Mr. Geller during the term of his employment will remain exercisable until the later of the fifth anniversary of the date of termination of employment or the expiration of such options on the scheduled expiration dates as set forth in the separate stock option agreements.

In the event that he is terminated without cause, as such term is defined in his employment agreement, Mr. Geller will be entitled to an immediate lump sum equal to the cumulative remaining base salary for the term of his employment agreement which, in no event, shall be less than 299% of his base salary. In the event of a change in control of our company, his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. In the event of a change in control of the company, if he consents to the company’s request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to him as a result of such reimbursements. Additionally, if a change in control of the company is followed by a material reduction in his compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the change in control date.

Harold W. Ingalls. Our amended and restated employment agreement with Mr. Ingalls provides that he is entitled to an annual base salary of $285,000, subject to a minimum 4% annual increase. In addition, pursuant to his employment agreement, Mr. Ingalls received a $25,000 signing bonus and is entitled to receive periodic bonuses, at the discretion of our compensation committee, of up to 50% of his base salary for achieving pre-determined targeted results and up to 100% of his base salary for exceeding such pre-determined targeted results.

In the event that he is terminated without cause or voluntarily terminates for good reason, as such terms are defined in his employment agreement; Mr. Ingalls will be entitled to the continuation of his base salary and his medical and dental benefits for the one-year period following his separation from service. In addition, for any stock options or awards of restricted stock that have been outstanding for less than one year, Mr. Ingalls will be immediately vested in the portion of such outstanding stock options and awards of restricted stock that would have vested by the one-year anniversary of their respective date of grant had his employment continued through such date. If a change of control occurs, as such term is defined in his employment agreement, then he will be entitled to an immediate lump sump equal to 300% of one year’s base salary and the immediate vesting of all of his outstanding stock options and restricted stock awards.

Kelli L. Kellar. Our amended and restated employment agreement with Ms. Kellar provides that she is entitled to an annual base salary of $150,000, subject to a minimum 4% annual increase. In addition, pursuant to her employment agreement, Ms. Kellar received a $33,300 signing bonus and is entitled to receive periodic bonuses, at the discretion of our compensation committee, of up to 30% of her base salary for achieving pre-determined targeted results and up to 60% of her base salary for exceeding such pre-determined targeted results.

In the event that she is terminated without cause or voluntarily terminates for good reason, as such terms are defined in her employment agreement; Ms. Kellar will be entitled to the continuation of her base salary and her medical and dental benefits for the one-year period following her separation from service. In addition, for any stock options or awards of restricted stock that have been outstanding for less than one year, Ms. Kellar will be immediately vested in the portion of such outstanding stock options and awards of restricted stock that would have vested by the one-year anniversary of their respective date of grant had her employment continued through such date. If a change of control occurs, as such term is defined in Ms. Kellar’s employment agreement, then she will be entitled to an immediate lump sump equal to 300% of one year’s base salary and the immediate vesting of all of her outstanding stock options and restricted stock awards.

Thomas Zaller. Our employment agreement with Mr. Zaller, as amended, provides for him to receive an annual base salary of $260,000 with minimum 5% annual increases, and expires on January 27, 2009.

Pursuant to our employment agreement with Mr. Zaller, if we terminate his employment without cause on or after January 27, 2008, he will be entitled to an immediate lump sum payment equal to not less than 299% of his base salary. In the event of a change in control of our company, his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. In the event of a change in control of our company, if he consents to our request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to him as a result of such reimbursements. Additionally, if a change in control of our company is followed by a material reduction in his compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the change in control date.

Bruce Eskowitz. On August 19, 2008, Mr. Eskowitz resigned as our president and chief executive officer and as a director. In connection with his resignation, Mr. Eskowitz entered into a separation agreement with us which provides that he forfeits all restricted stock awards and stock options previously granted to him and that he will receive monthly payments in the amount of $90,002 for a period of twelve months. Such separation agreement contains other terms and provisions customary to similar agreements, including provisions regarding confidential information, non-solicitation and non-disparagement.

Brian Wainger. On August 19, 2008, Mr. Wainger resigned as our vice president and chief legal counsel. In connection with his resignation, Mr. Wainger entered into a seven month consulting agreement with us as well as a separation agreement. During the term of the consulting agreement, Mr. Wainger will continue to advise and provide services to us in exchange for monthly payments, each in an amount equal to his monthly base salary in effect on the date of his resignation. The separation agreement provides that Mr. Wainger will receive twelve monthly payments, each in an amount equal to his monthly base salary in effect on the date of his resignation, commencing upon the expiration of the consulting agreement. Such agreements also contain other terms and provisions customary to such agreements, including provisions regarding confidential information, non-solicitation and non-disparagement.

Stephen Couture. Effective February 15, 2008, Mr. Couture resigned as our vice president, chief financial officer and as a director. Mr. Couture continues to provide us with ongoing assistance on a consulting basis in order to facilitate a smooth transition of his responsibilities to his successor. Under his consulting agreement, Mr. Couture receives $10,417 per month through December 31, 2008 for up to 30 hours a month and an hourly consulting fee of $250 for any work over 30 hours a month.

General. Our employment agreements with each of our named executive officers also prohibit each of them from competing with the company during the term of their agreement; interfering, inducing, influencing or conspiring with any of our employees or consultants to terminate their relationship with the company or to compete against the company during the term of their agreement; or disclosing or using for their own benefit the company’s confidential information.

As discussed under the headings “Involuntary Termination” and “Change of Control” on page 31, our employment agreements with each of our named executive officers also provide for payments upon termination without cause and termination after a change in control.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 16, and encourage shareholders to read the tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at February 29, 2008

The following table shows information regarding the number of unexercised stock options and restricted stock awards held by our named executive officers at February 29, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Arnie Geller	75,000	—	0.40	1/27/2011
	500,000	—	0.40	2/2/2012
	75,000	—	0.32	12/12/2013
	52,083	22,917	3.65	1/27/2016	(1)
	—	400,000	4.31	4/11/2016	(2)

Harold W. Ingalls	—	45,000	4.93	2/20/2018	(3)
						75,000	(4)	$358,500

Kelli L. Kellar	—	10,000	9.93	11/27/2017	(5)
						25,000	(6)	$119,500

Thomas Zaller	50,000	—	0.28	12/12/2013	(7)
	66,666	33,334	2.15	9/13/2015	(8)
	100,000	—	3.65	1/27/2016	(9)

Bruce Eskowitz	—	625,000	15.82	9/1/2017	(10)(11)
						625,000	(12)(13)	$2,987,500

Brian Wainger	—	33,334	1.70	4/15/2015	(14)
	33,333	33,333	2.15	9/13/2015	(8)
	100,000	—	3.65	1/27/2016	(9)

Stephen Couture	150,000	—	3.65	1/27/2016	(9)
	50,000	25,000	3.95	2/21/2016	(15)

(1)	This option vests in thirty-six equal monthly installments from the January 27, 2006 grant date.

(2)	This option vests in equal monthly installments over the two-year period from February 4, 2009 to February 4, 2011.

(3)	This option vests over a three-year period, with 33 1/3% of those options vesting on each of the first, second and third anniversaries of his employment agreement.

(4)	This restricted stock award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement.

(5)	This option award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(6)	This restricted stock award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(7)	This option vested immediately on the date of grant.

(8)	33,334 shares will vest on September 13, 2008.

(9)	This option vested in twenty-four equal monthly installments from the January 27, 2006 grant date, such that 6,250 shares became exercisable each month during such period.

(10)	This option vests over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(11)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all options previously granted to him.

(12)	This restricted stock award vests over five years, with 100,000 shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(13)	Under Mr. Eskowitz’s August 2008 separation agreement, he forfeited all shares of restricted stock previously granted to him.

(14)	33,334 shares vested on April 15, 2008 and will be reported for fiscal year 2009.

(15)	This option vests in thirty-six equal monthly installments from the February 21, 2006 grant date.

2008 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2008 for each of our named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Arnie Geller	—	—
Harold W. Ingalls	—	—
Kelli L. Kellar	—	—
Brian Wainger	100,000	1,217,110
Thomas Zaller	100,000	1,693,519
Bruce Eskowitz	—	—
Stephen Couture	—	—

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

Potential Payments Upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•

The amounts shown in the table assume that each named executive was terminated on September 9, 2008. Accordingly, the table reflects amounts earned as of September 9, 2008 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the Nasdaq Global Market on September 9, 2008.

•

A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which his employment is terminated. These amounts are not shown in the table, as they are not severance payments.

•

A named executive officer may exercise any stock options that are exercisable prior to the date of termination. Any payments related to these stock options are not included in the table because they are not severance payments.

Normal and Early Retirement

We do not provide pension benefits to our named executive officers.

Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any severance payments or other benefits upon his or her termination for cause. Mr. Ingalls and Ms. Kellar are entitled to the continuation of their base salary and medical and dental benefits for a one-year period following their separation upon their voluntary decision to terminate their employment with us for good reason, as such term is defined in their employment agreements. In addition, for any stock options or awards of restricted stock that have been outstanding for less than one year, Mr. Ingalls and Ms. Kellar will be immediately vested in the portion of such outstanding stock options and awards of restricted stock that would have vested by the one-year anniversary of their respective date of grant had his or her employment continued through such date. We have described the payments that would be payable to each named executive officer in connection with a termination following a change in control under the heading “Change in Control.”

Involuntary Termination

Our employment agreements with our named executive officers each contain provisions relating to involuntary termination. Pursuant to our employment agreements with Mr. Ingalls and Ms. Kellar, if we terminate their employment without cause, they will be entitled to the continuation of their base salary and medical and dental benefits for a one-year period following their separation. In addition, for any stock options or awards of restricted stock that have been outstanding for less than one year, Mr. Ingalls and Ms. Kellar will be immediately vested in the portion of such outstanding stock options and awards of restricted stock that would have vested by the one-year anniversary of their respective date of grant had his or her employment continued through such date. Pursuant to our employment agreement with Mr. Zaller, he will be entitled to an immediate lump sum payment equal to not less than 299% of his base salary.

Upon termination of Mr. Geller’s employment without cause, he would be entitled to an immediate lump sum payment equal to the cumulative remaining base salary payments due under the remaining term of his employment agreement. Mr. Geller may elect to take all or part of such lump sum payment in common stock, which would be valued for such purposes at 50% of the closing price of our common stock as of the date of his election. Pursuant to his employment agreement, in no event will such payment be less than 299% of Mr. Geller’s base salary.

Death or Disability

Upon the death or disability of any of our named executive officers, each such officer would be entitled to payment of his base salary (which may include any accrued but unused vacation time) at such time through the date of such termination of employment, or, if terminated as a result of a disability, until the date upon which a disability policy maintained by the company begins payment of benefits. We do not currently maintain any disability policies for the benefit of our named executive officers.

Change In Control

Under our employment agreement with Mr. Geller, a “change in control” of our company includes any of the following events: (i) during the term of his employment agreement, three of the four members of the incumbent board of directors as of the effective date of his employment agreement no longer comprise a majority of the board of directors; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Under our amended and restated employment agreements with Mr. Ingalls and Ms. Kellar, a “change in control” of our company includes any of the following events: (i) during the term of their employment agreement, a majority of the incumbent board of directors as of the effective date of their employment agreement no longer comprise a majority of the board of directors, except that a director who is elected to the board of directors by at least 3/4 of the directors in place at time of the election is treated as a member of the incumbent board; (ii) any person, party or group (other than the named executive officer or entities controlled by him or her), becomes a beneficial owner of 30% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Under our employment agreement with Mr. Zaller, a “change in control” of our company includes any of the following events: (i) during the term of his employment agreement, three of the five members of the incumbent board of directors as of the effective date of his employment agreement no longer comprise a majority of the board of directors; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Our employment agreements with our named executive officers each contain provisions relating to compensation in the event of a “change in control” of our company. Pursuant to our employment agreement with Mr. Ingalls, in the event of a “change in control” of our company, he will be immediately vested in all of his outstanding stock option and restricted stock awards and his benefits and he will receive a lump sum payment equal to 300% of his base salary. Pursuant to our employment agreements with Ms. Kellar, in the event of a “change in control” of our company, she will be immediately vested in all of her outstanding stock option and restricted stock awards and her benefits and she will receive a lump sum benefit equal to 300% of her base salary.

Pursuant to our employment agreements with Messrs. Geller and Zaller, in the event of a “change in control” of our company, their benefits, including their base salary, will be maintained through the remaining term of their respective employment agreements. In the event of a “change in control” of the company, if Messrs. Geller or Zaller consents to the company’s request to change their principal business location, we will reimburse them for their relocation expenses, including, among others, their moving expenses, temporary living and travel expenses for a time while arranging to move their residence to the new location, closing costs associated with the sale of their existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to them as a result of such reimbursements. Additionally, if a “change in control” of the company is followed by a material reduction in Messrs. Geller or Zaller’s compensation, benefits or status and they terminate their employment within 90 days of such material reduction, they will be entitled to a lump sum payment of 299% of their base salary as of the “change in control” date.

In addition, pursuant to our Stock Option Plan, upon the effective date of a change in control of the company, our board of directors may declare that each option granted under the Stock Option Plan shall terminate as of a date fixed by the board. Each named executive officer would then have the right, during the period of thirty days preceding such termination, to exercise his or her options as to all or any part of the shares of stock covered by the options, including shares of stock as to which such option would not otherwise be exercisable.

In addition, pursuant to our Restricted Stock Plan, upon the effective date of a change in control of the company, all outstanding awards of restricted stock held by our named executive officers would immediately vest in full pursuant to the Restricted Stock Plan.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below shows certain potential payments that would have been made to our named executive officers if their employment had been terminated on September 9, 2008 under various scenarios, including a change in control as described on page 31. Because the payments to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation.

Event(1)	Arnie Geller	Harold W. Ingalls		Kelli L. Kellar		Thomas Zaller
Incremental Benefits Due to Termination Event
Disability
Continued salary(2)	$336,066	$142,500		$75,000		$130,000
Total	$336,066	$142,500		$75,000		$130,000

Voluntary Termination
Cash severance payment	—	$285,000		$150,000		—
Accelerated Vesting of Equity Awards	—	$76,000	(3)	$20,265	(3)	—
Total	—	$361,000		$170,265		—

Termination without cause not in connection with Change In Control
Cash severance payment	$2,009,672	$285,000		$150,000		$739,038
Accelerated Vesting of Equity Awards	—	$76,000		$20,265		—
Total	$2,009,672	$361,000		$170,265		$739,038

Termination without cause or Constructive Termination in connection with Change In Control
Cash severance payment	$2,009,672	$855,000		$450,000		$739,038
Accelerated Vesting of Equity Awards	—	$228,000		$60,800		—
Total	$2,009,672	$1,083,000		$510,800		$739,038

(1)	Our named executive officers are not entitled to any payments upon normal or early retirement, termination for cause or death.

(2)	For the purposes of this table, we have assumed that such payments would continue for six months after termination as a result of disability.

(3)	Mr. Ingalls and Ms. Kellar will receive such payments only upon voluntary termination for good reason as defined in their employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information, as of September 9, 2008, regarding the beneficial ownership of our common stock by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and each of our named executive officers; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares (#)	Percentage of Class (%)(1)
Sellers Capital Master Fund, Ltd.(2)	4,924,243	16.2
Goldman Sachs Asset Management, L.P.(3)	2,335,470	7.7
William S. and Janice S. Gasparrini(4)	2,288,937	7.5
Morgan Stanley(5)	1,956,348	6.5

Directors and Executive Officers:
Douglas Banker(6)	298,750	—
N. Nick Cretan(6)	293,750	—
Arnie Geller(7)	2,981,717	9.6
Mark A. Hugh Sam(8)	4,924,243	16.2
Harold W. Ingalls(9)	85,100	—
Mark A. Sellers(8)	4,924,243	16.2
Alan B. Reed(10)	58,040	—
Kelli L. Kellar(11)	25,000	—
Thomas Zaller(12)	250,000	—
Bruce Eskowitz(13)	—	—
Brian Wainger(14)	200,000	—
Stephen Couture(15)	216,667	—
Directors and executive officers as a group (12 persons)	9,333,267	29.0

(1)	As reported by such persons as of September 9, 2008, with percentages based on 30,349,781 shares of common stock issued and outstanding, except where the person has the right to acquire shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that shareholder. We have omitted percentages of less than 1% from the table.

(2)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 6 to Schedule 13D dated August 15, 2008 filed with the Securities and Exchange Commission by Sellers Capital Master Fund, Ltd., Praetorian Value Fund, LLC and Sellers Capital LLC, on behalf of separate accounts it manages. Sellers Capital Master Fund, Ltd. reports sole voting and dispositive power with respect to 4,778,399 of such shares, Praetorian Value Fund LLC reports sole voting and dispositive power with respect to 119,000 of such shares and Sellers Capital LLC reports sole voting and dispositive power with respect to 16,844 of such shares. The principal business office of each of the reporting entities is 311 S. Wacker Drive, Suite 925, Chicago, Illinois 60606. The amount shown also includes a 9/18/08 call option held by Sellers Capital LLC to purchase 10,000 shares at $7.50 per share.

(3)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated January 23, 2008 filed with the Securities and Exchange Commission by Goldman Sachs Asset Management, L.P., and is based on 30,349,781 shares issued and outstanding. Goldman Sachs Asset Management, L.P. reports sole voting power with respect to 1,738,205 of such shares, shared voting and dispositive power with respect to 95,900 of such shares and sole dispositive power with respect to 2,239,570 of such shares. The principal business office of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(4)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13D dated July 6, 2005 filed with the Securities and Exchange Commission by William S. Gasparrini and Janice S. Gasparrini, and is based on 30,349,781 shares issued and outstanding. Mr. Gasparrini reports sole voting and dispositive power with respect to 544,994 of such shares and Mr. and Mrs. Gasparrini report shared voting and dispositive power with respect to 1,743,943 of such shares. The Gasparrinis’ address is 23 Oak Street, Greenwich, Connecticut 06830.

(5)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by Morgan Stanley and Morgan Stanley Investment Management Inc., and is based on 30,349,781 shares issued and outstanding. Morgan Stanley reports sole voting power with respect to 1,815,542 of such shares and sole dispositive power with respect to 1,956,348 of such shares. Morgan Stanley Investment Management Inc. reports sole voting power with respect to 1,765,134 of such shares and sole dispositive power with respect to 1,839,046 of such shares. The principal business office of Morgan Stanley is 1585 Broadway, New York, New York 10036, and the principal business office of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(6)	The amount shown includes presently exercisable options to purchase 218,750 shares of common stock.

(7)	The amount shown includes (i) 1,267,300 shares of common stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller; (ii) presently exercisable options to purchase 718,750 shares of common stock; and 83,167 shares of common stock held by Judith Geller.

(8)	These shares are held by Sellers Capital Master Fund, Ltd., Praetorian Value Fund LLC and Sellers Capital LLC, on behalf of separate accounts that Sellers Capital LLC manages as described in footnote (2) above. Sellers Capital Master Fund, Ltd. and Praetorian Value Fund LLC operate as privately held investment funds for high net worth individuals and institutions. Sellers Capital LLC advises privately held investment funds, including Sellers Capital Master Fund, Ltd. and Praetorian Value Fund LLC, and provides separate account management where it has investment discretion over client assets held in the client’s name. As control affiliates of Sellers Capital Master Fund, Ltd., Praetorian Value Fund LLC and Sellers Capital LLC, the amount of shares shown in the table for Messrs. Hugh Sam and Sellers are the shares beneficially owned by Sellers Capital Master Fund, Ltd., Praetorian Value Fund LLC and Sellers Capital LLC.

(9)

The amount shown includes 75,000 shares of restricted stock that vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of Mr. Ingalls’s amended and restated employment agreement dated February 20, 2008.

(10)	The amount shown includes 4,000 shares of common stock held by Mr. Reed as custodian for his daughter; 33,207 shares beneficially owned by Mr. Reed’s wife, Elizabeth A. Reed; and presently exercisable options to purchase 20,833 shares of common stock.

(11)

The amount shown includes 20,000 shares of restricted stock that vest over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of Ms. Kellar’s amended and restated employment agreement dated November 27, 2007.

(12)	These shares are presently exercisable options held by Mr. Zaller.

(13)	Pursuant to the terms of Mr. Eskowitz’s separation agreement, he forfeited all restricted stock awards and stock options previously granted to him by the company. For more information on Mr. Eskowitz’s resignation as president and chief executive officer and separation agreement, see Compensation Discussion and Analysis on page 16.

(14)	These shares are presently exercisable options held by Mr. Wainger.

(15)	These shares are presently exercisable options held by Mr. Couture.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in us.

Based solely on the written representations of our directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2008 all of our directors and officers timely complied with the filing requirements of Section 16(a), except that Mr. Sirmans, our former vice president of business development and strategy, did not timely file his initial statement of beneficial ownership of securities reporting no securities beneficially owned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On February 28, 2007, our wholly-owned subsidiary R.M.S. Titanic, Inc. entered into a sale agreement with Seaventures Ltd. pursuant to which Seaventures acquired from R.M.S. Titanic all of its ownership interest in the R.M.S. Carpathia for $3,000,000. We received $500,000 from Seaventures on February 28, 2007 and we received the remaining $2,500,000 from Seaventures on April 15, 2008. Also, on February 28, 2007, Seaventures purchased an option from us to present the first exhibition of objects recovered from the Carpathia together with certain of our Titanic artifacts. We received payment of $500,000 from Seaventures for the sale of this option on February 28, 2007. At the time we entered into the transaction with Seaventures, its principal, Joseph Marsh, was a holder of more than 5% of our common stock.

Judy Geller, the wife of our chairman, president and chief executive officer, was a consultant to us and received payments for services of approximately $100,000 during fiscal year 2008. Mrs. Geller provided consulting on our exhibition design, development and installation and catalog design and development. In addition, royalty payments to Mrs. Geller on the sale of our exhibition catalogs of approximately $197,000 were paid during fiscal year 2008. Such payments were made by us and our co-presentation partner pursuant to a royalty arrangement.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Pursuant to policies and procedures adopted by our board of directors, our audit committee or our full board of directors reviews all relationships and transactions in which the company and our directors or executive officers, or their immediate family members, are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by our audit committee or our full board of directors. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, our audit committee or our full board of directors considers the following:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of The Nasdaq Stock Market and other relevant rules related to independence.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one proxy statement and annual report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to American Stock Transfer & Trust Co. at the telephone number and address noted below, a separate copy of our proxy statement and annual report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and annual report in the future should contact American Stock Transfer & Trust Co., either by calling toll-free at 1-800-937-5449, or by writing to American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038. Finally, shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting American Stock Transfer & Trust Co. at the same number or address.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2009 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2009 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than February 23, 2009. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act, as described above, may be brought before the 2009 annual meeting in accordance with our bylaws. Our bylaws describe the information required in any such notice and also require that we receive notice of such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the 2009 annual meeting, assuming that it is held on Wednesday, August 5, 2009, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials between June 6, 2009 and June 21, 2009. In accordance with our bylaws, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2009 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Arnie Geller

Chairman, President and Chief Executive Officer

Atlanta, Georgia

September 29, 2008

ANNUAL MEETING OF SHAREHOLDERS OF

PREMIER EXHIBITIONS, INC.

October 30, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ê

¡ 20730000000000000000 5	103008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors - to elect seven directors; (check one box only):			2. To ratify the selection of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Douglas Banker O N. Nick Cretan O Arnie Geller O Harold W. Ingalls O Alan B. Reed O Mark A. Hugh Sam O Mark Sellers

3.         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any adjournments thereof.

The Board of Directors has fixed the close of business on September 9, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED “FOR” THE ELECTION OF THE SEVEN NAMED NOMINEES FOR DIRECTOR. UNLESS SPECIFIED OTHERWISE, A SIGNED PROXY WILL BE VOTED “FOR” PROPOSAL 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To vote in accordance with the recommendations of the Board of Directors, just sign, date and return this proxy-no boxes need be checked.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¡	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¡

¢

PREMIER EXHIBITIONS, INC.

PROXY

ANNUAL MEETING OF THE SHAREHOLDERS, OCTOBER 30, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arnie Geller and Harold W. Ingalls, or either of them, with full power of substitution, attorneys and proxies of the undersigned and hereby authorizes either of them to represent and to vote all the shares of common stock of Premier Exhibitions, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Thursday, October 30, 2008, at 8:00 a.m., local time, or any adjournment, postponement or rescheduling thereof, upon such business as may properly come before such Annual Meeting, including the items set forth on the reverse side. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.

If you have previously returned an executed proxy card to us as part of the prior mailing, you will need to mark, sign, date, and return the enclosed proxy card in order to have your vote cast by proxy at the annual meeting. Proxy cards from the previous mailing are void and those that were previously returned to us will not be counted.

¢	(Continued and to be signed on the reverse side)	14475 ¢